UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2007 (December 14, 2007)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Election of Director

The Board of Directors (“Board”) of Janus Capital Group Inc. (“Company”) elected a new director, Glenn S. Schafer, effective December 14, 2007.  The committees of the Board to which Mr. Schafer will be named have not been determined at this time.  Currently, Mr. Schafer is a director of Beckman Coulter Inc., Skilled Healthcare Group, Inc. and the Michigan State University Foundation, and is also a Certified Public Accountant.  He was Vice Chairman of Pacific Life Insurance Company (“Pacific Life”) from April 2005 until his retirement on December 31, 2005.  He was a member of Pacific Life’s board of directors and President of its Securities, Real Estate, Institutional Products, Annuities and Mutual Funds Divisions from 1995 to 2005, and Pacific Life’s Executive Vice President and Chief Financial Officer from 1991 to 1995.

The election of Mr. Schafer to the Board was recommended by the Nominating and Corporate Governance Committee (“Nominating Committee”), with assistance from a search firm engaged by the Nominating Committee.  The Company issued a news release announcing this election on December 19, 2007.  A copy of the news release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1         News Release issued by the Company on December 19, 2007, announcing the election of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: December 19, 2007	By:	/s/ Gregory A. Frost
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release issued by the Company on December 19, 2007, announcing the election of a new director.